Exhibit 99.1

Quantum Announces Receipt of Nasdaq Notice Regarding Delayed Form 10-K Filing

SAN JOSE, Calif. — July 23, 2025 — Quantum Corporation (Nasdaq: QMCO) announced today that it received a notice (the “Notice”) from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) on July 17, 2025 stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”) with the Securities and Exchange Commission (the “SEC”).
On June 30, 2025, the Company filed a Notification of Late Filing on Form 12b-25 indicating that the filing of the Annual Report would be delayed due to additional time needed to review its accounting related to certain revenue contracts as well as the application of standalone selling price under applicable accounting standards.
The Company has 60 days from the date of the Notice either to file the Annual Report or to submit a plan to Nasdaq to regain compliance with Nasdaq’s listing rules. The Company is working diligently to complete its review and file the Annual Report as soon as possible within the timeline prescribed by Nasdaq.
The Notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on Nasdaq, subject to Quantum’s compliance with other continued listing requirements of Nasdaq.
About Quantum
Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data.
Quantum is listed on Nasdaq (QMCO). Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.
Forward-Looking Information
The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events affecting our business. Such forward-looking statements include, in particular, statements related to the ongoing review of certain accounting matters; timing of completion of the review and filing of the Annual Report; and the Company’s plans, objectives and intentions that are not historical facts generally.
These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.
These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: the outcome of the pending review of the Company’s accounting related to its revenue contracts and application of standalone selling price; the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its Annual Report on Form 10-K; the completion of the Company’s fiscal 2025 audit and any adjustments resulting therefrom; risks related to the need to address the many challenges facing our business; any changes to the assumptions underlying the Company’s closing process and auditors’ audit; risks related to legal proceedings and investigations; the ability to meet stock exchange continued listing standards; the possibility that the Nasdaq may delist the Company’s securities; risks related to the Company’s ability to implement and maintain effective internal control over financial reporting in the future; the impact of these factors on the Company’s performance and outlook; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC, and any subsequent filings with the SEC. We do not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.
Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 949-224-3874 | 214-272-0070
E: sheltonir@sheltongroup.com